Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS
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           We hereby consent to the use of the audited consolidated financial statements of MedLink International, Inc. for the year ended December 31, 2008 and 2007 in the Form 10-KSB.. These consolidated financial statements were audited by us as indicated in our report dated April 14, 2009.


/s/ Jewett Schwartz & Associates                      Dated: April 14, 2009
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Jewett Schwartz & Associates